UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 1200, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)     On May 3, 2007, the Management Development and Compensation Committee of the Board of Directors of Kendle International Inc. determined the bonus amounts for 2006 for each of the named executive officers identified in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 9, 2007. The amounts in the “Bonus” column of the Summary Compensation Table contained in such proxy statement had not been determined at the time of its filing. The amount of bonus awarded to each of the Company’s named executive officers, and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table included in the proxy statement, had the bonus compensation amounts been determined prior to filing the proxy statement, are set forth below.

Name and Principal Position	Bonus	Total
Dr. Candace Kendle Chairman and Chief Executive Officer (Principal Executive Officer)	$77,030	$618,489
Christopher C. Bergen President and Chief Operating Officer	55,637	500,573
Simon S. Higginbotham Vice President and Chief Marketing Officer	33,127	350,124
Karl Brenkert III Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	32,987	340,442

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: May 7, 2007	By:	/s/ Karl Brenkert III
Karl Brenkert III
Senior Vice President-Chief Financial Officer